SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): MARCH 19, 2001


                                    PNV, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-28151

        DELAWARE                                              65-0612435
(State or other jurisdiction                                (I.R.S. Employer
      of incorporation)                                   Identification Number)

    11711 N.W.39TH STREET
   CORAL SPRINGS, FLORIDA                                         33065
(Address of principal executive offices)                        (Zip code)


                                 (954) 745-7800
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)








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ITEM 5.  OTHER EVENTS.

     On March 19, 2001, PNV Inc. ("PNV"), a debtor in possession in Case No. 00-27807-BKC-PGH in the United States Bankruptcy Court for the Southern District of Florida (the "Court"), completed the sale of its assets associated with its portal website to Randall Publishing Company ("Randall"), an unrelated party, for $837,000 in cash. The purchase price was established through arms' length negotiations between PNV and Randall.

     As previously announced, PNV Inc. filed bankruptcy on December 20, 2000 and ceased operations on December 30, 2000. PNV's only continuing business activities are in connection with its liquidation. PNV's only remaining assets are cash and short-term investments. PNV is currently working on a liquidating plan to wind down its affairs and pay allowed claims. Creditor claims substantially exceed the cash available for distribution to creditors. As a result, there will be no distribution of funds to holders of PNV common stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PNV, INC.
                                 (Registrant)


                                 By:   /s/ Robert P. May
                                    -------------------------------------------
                                    Robert P. May, President and Chief Executive
                                      Officer

Date:  April 4, 2001